UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Road Nanaimo, BC, Canada	V9X 1J2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 24, 2020, Tilray, Inc. (“Tilray”) entered into (i) an Amended and Restated Profit Participation Agreement (the “A&R Profit Participation Agreement”) with ABG Intermediate Holdings 2, LLC (“ABG”), which amended and restated in its entirety the Profit Participation Agreement, dated January 14, 2019, by and between Tilray and ABG (the “Original Profit Participation Agreement”) and (ii) the First Amendment to Payment Agreement with ABG (the “Payment Agreement Amendment”), which amends the Payment Agreement, dated January 14, 2019, by and between Tilray and ABG (the “Original Payment Agreement”). The Original Profit Participation Agreement and the Original Payment Agreement were previously disclosed on Tilray’s Form 8-K filed on January 14, 2019 with the U.S. Securities and Exchange Commission.

Pursuant to the A&R Profit Participation Agreement and the Payment Agreement Amendment, Tilray and ABG agreed that Tilray will no longer have any obligation to pay the additional consideration with an aggregate value of $83,333,333 in cash or in shares of Tilray’s Class 2 Common Stock, which were previously subject to certain triggers pertaining to the regulatory status of tetrahydrocannibinol in the United States or the receipt of $5,000,000 in distributions to Tilray from the Original Profit Participation Agreement derived from cannabis products that contain tetrahydrocannibinol outside of the United States, in accordance with the terms and conditions set forth in, the Original Payment Agreement.

In addition, as previously disclosed, under the Original Profit Participation Agreement, Tilray purchased from ABG participation rights in up to 49% of the net (i.e., post-expense) royalties from cannabis products bearing certain brands within the ABG portfolio (ratably based on the portion of the aggregate amount of consideration received by ABG) that ABG receives from the exploitation of certain ABG brands in connection with the development, marketing and sale of cannabis-related products. Pursuant to the A&R Profit Participation Agreement, beginning January 1, 2020 through December 31, 2028, Tilray agreed that it will not be entitled to any participation rights unless and until such participation rights payable to Tilray with respect to each contract year exceeds $10,000,000 (the “Participation Rights Threshold”), and in the event the Participation Rights Threshold is achieved, Tilray will be entitled to its 49% participation right for the contract year for all amounts in excess of the Participation Rights Threshold. In addition, pursuant to the A&R Profit Participation Agreement, Tilray agreed, beginning January 1, 2020 through December 31, 2028, Tilray will not be entitled to any guaranteed minimum participation rights with respect to each contract year, other than amounts payable by ABG for 2019 in the amount of $1,666,667, which is payable by ABG on or before February 15, 2020.

The foregoing descriptions of the transactions contemplated by the A&R Profit Participation Agreement and the Payment Agreement Amendment do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of the A&R Profit Participation Agreement and the Payment Agreement Amendment, which will be filed as exhibits to Tilray’s Annual Report on Form 10-K for the year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray, Inc.

Date: January 30, 2020	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer